EXHIBIT 99.1

Marlin Reports Third Quarter 2019 Earnings and Declares a Cash Dividend of $0.14 Per Share

Third Quarter Summary:

  Net income of $7.4 million, or $0.60 per diluted share, up 26.1% from $5.9 million, or $0.47 per diluted share a year ago and up from $6.1 million, or $0.49 per diluted share last quarter
  Total sourced origination volume of $201.6 million, up 12.3% year-over-year; Direct origination volume of $41.6 million, up 17.2% year-over-year; Year-to-date through the end of the third quarter, total sourced originations of $641.4 million are up 22.6% from the same period last year
  Net Investment in Leases and Loans totaled $1.0 billion, up 6.6% from a year ago, and total managed assets ended the third quarter at $1.3 billion, up 18.2% from a year ago
  Total origination yield of 13.38%, up 43 basis points from the prior quarter and up 61 basis points year-over-year
  Annualized net charge-offs of 1.99%, compared with 1.88% in the prior quarter and 1.90% in the third quarter last year
  Net interest and fee margin as a percentage of average finance receivables of 9.55%, up 17 basis points from the prior quarter and down 39 basis points year-over-year

MOUNT LAUREL, N.J., Oct. 31, 2019 (GLOBE NEWSWIRE) -- Marlin (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported third quarter 2019 net income of $7.4 million, or $0.60 per diluted share, compared with $6.1 million, or $0.49 per diluted share in the prior quarter, and $5.9 million, or $0.47 per share a year ago. Third quarter 2019 net income on an adjusted basis was $7.4 million, or $0.60 per diluted share, compared with $6.4 million or $0.51 per diluted share a year ago.

Commenting on the Company’s results, Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “We delivered strong growth in earnings and double-digit growth in total sourced origination volume on a year-over-year basis. While there was only a modest increase in net charge-offs during the quarter, earnings growth was tempered by an increase in our allowance for credit losses due to an increase in delinquencies and a $936 thousand specific provision related to fraudulent activities within a specific equipment dealer’s portfolio.”

Mr. Hilzinger continued, “While lease and loan application volume was up by more than 20%, growth in origination volume was below expectations in both the Equipment Finance and Working Capital Loan products as our approval and booking rates declined during the quarter. However, our capital markets execution was better than anticipated because we took advantage of favorable capital markets conditions and sold more loans and leases than expected given that our origination mix was skewed towards lower-yielding origination flows.  As a result of these origination and capital markets activities, our Net Investment in Leases and Loans stood at $1.035 billion at quarter-end, up 6.6% from a year ago.”

Mr. Hilzinger concluded, “Overall credit quality remains acceptable and we are proactively managing the credit performance of the portfolio while continuing to grow prudently. Importantly, we are also realizing the expected cost savings from the reorganization we implemented last quarter and still expect strong earnings growth this year and we expect that momentum to continue next year.  Overall, the fundamentals of our business remain very strong and we continued to make good progress on both our near-term profitability and longer-term strategic objectives during the quarter.”

Results of Operations
Total sourced origination volume for the third quarter of $201.6 million was up 12.3% from a year ago. Direct origination volume of $41.6 million in the third quarter was up 17.2% from $35.5 million in the third quarter of 2018. Indirect origination volume in the third quarter of 2019 was $139.5 million, up 1.4% from $137.6 million in the third quarter last year. Assets originated for sale in the third quarter of $18.2 million compared with $3.9 in the third quarter last year. Referral volume totaled $2.4 million, down from $2.5 million in the third quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 9.55% for the third quarter, up 17 basis points from the second quarter of 2019 and down 39 basis points from a year ago. The sequential quarter increase was driven primarily by higher fee income and an increase in new origination loan and lease yields. The year-over-year decrease in margin percentage was primarily a result of an increase in interest expense resulting from higher deposit rates as well as the higher cost of funds associated with the securitization that was executed in July of 2018 and lower fee income, partially offset by an increase of 61 basis points in new origination loan and lease yield. The Company’s interest expense as a percent of average total finance receivables increased nominally to 250 basis points in the third quarter of 2019 compared with 248 basis points for the second quarter of 2019 and 207 basis points for the third quarter of 2018.  The year-over-year increase was due to a higher cost of funds associated with deposits partially offset by a decline in the impact from long-term borrowings from the securitization.

On an absolute basis, net interest and fee income was $25.0 million for the third quarter of 2019 compared with $23.8 million for the third quarter last year.

Non-interest income was $10.4 million for the third quarter of 2019, compared with $7.2 million in the prior quarter and $4.4 million in the prior year period. The year-over-year increase in non-interest income is primarily due to an increase in gains-on-sale. Non-interest expense was $17.0 million for the third quarter of 2019, compared with $18.5 million in the prior quarter and $15.7 million in the third quarter last year. The decrease in non-interest expense compared with the prior quarter was primarily due to a decrease in Salaries and Benefits as a result of lower commissions tied to originations, a reduction of corporate bonus accrual, and a reduction in salary on lower headcount. The year-over-year increase in non-interest expense is primarily due to higher General and Administrative expenses and to a lesser extent an increase in Salaries and Benefits.

The Company’s efficiency ratio for the third quarter was 48.0% compared with 55.7% in the third quarter last year. The Company’s non-GAAP efficiency ratio for the third quarter was 46.1% compared with 51.7% in the third quarter last year. Marlin’s efficiency ratio has improved primarily due to an increase in Non-interest income.  The efficiency ratio has also benefitted from returns as a result of recent investments in the salesforce, the leveraging of fixed costs through continued portfolio growth and operating efficiencies through various process improvement and cost containment activities.

Marlin recorded an income tax expense of $3.3 million, representing an effective tax rate of 30.6% for the third quarter of 2019, compared with an income tax expense of $1.7 million, representing an effective tax rate of 22.6%, for the third quarter of 2018. The higher effective tax rate in the third quarter of 2019 is associated with changes in state statutory rates and related revaluation of deferred tax as well as the establishment of a valuation allowance against certain net operating loss carryforwards that are not expected to be utilized.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 1.86% at September 30, 2019 compared with 1.59% at June 30, 2019 and 1.65% at September 30, 2018.

Finance receivables over 30 days delinquent were 1.28% of the Company’s total finance receivables portfolio as of September 30, 2019, up 23 basis points from June 30, 2019 and up 26 basis points from September 30, 2018. Finance receivables over 60 days delinquent were 0.84% of the Company’s total finance receivables portfolio as of September 30, 2019, up 20 basis points from June 30, 2019 and up 27 basis points from September 30, 2018. Annualized third quarter net charge-offs were 1.99% of average total finance receivables versus 1.88% in the second quarter of 2019 and 1.90% a year ago.

As of September 30, 2019, the Company’s consolidated equity to assets ratio was 16.74%. This compares to 16.06% and 17.18%, in the prior quarter and year ago quarter, respectively.

Corporate Developments
Marlin’s Board of Directors today declared a $0.14 per share quarterly dividend. The dividend is payable November 21, 2019, to shareholders of record on November 11, 2019. Based on the closing stock price on October 30, 2019, the annualized dividend yield on the Company’s common stock is 2.30%.

During the quarter, the Company reached agreement with Ryan Melcher to become the Company’s Deputy General Counsel effective November 1, 2019 and to become the Company’s General Counsel and Corporate Secretary effective January 1, 2020.  Prior to joining Marlin, Mr. Melcher was Deputy General Counsel and Corporate Secretary of PHH Corporation.

Business Outlook
The Company’s guidance for the full year ending December 31, 2019 as follows:

  Total Sourced Origination volume is expected to finish approximately 20% above 2018 levels
  Total asset sales are now expected to be between $295 million and $305 million as we continue to integrate the acquisition of Fleet Financing Resources and execute loan and lease syndications.  Marlin expects to achieve an immediate gain on sale margin of 6.0% to 7.0%.
  Delinquencies and net charge-offs are expected to remain at the higher end of our expected range.
  Net interest and fee margin, as a percentage of average finance receivables, is expected to be between 9.5% and 10.0%
  ROE is expected to continue to improve in 2019 as the Company continues to improve operating scale
  Adjusted EPS is now expected to be between $2.15 and $2.20 per share

Conference Call and Webcast
Marlin will host a conference call on Friday, November 1, 2019 at 9:00 a.m. ET to discuss the Company’s third quarter 2019 results. The conference call details are as follows:

Third Quarter 2019 Financial Results Conference Call

Date:	Friday, November 1, 2019
Time:	9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time
Dial-in:	1-877-407-0792 (Domestic) 1-201-689-8263 (International)
Conference ID:	13695077
Webcast:	http://public.viavid.com/index.php?id=136316

For those unable to participate during the live broadcast, a replay of the call will also be available from 12:00 p.m. Eastern Time on November 1, 2019 through 11:59 p.m. Eastern Time on November 15, 2019 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13695077.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Regulation G – Non-GAAP Financial Measures
The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented.  The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable.  The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2019	2018

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$5,929	$5,088
Interest-earning deposits with banks	126,532	92,068
Total cash and cash equivalents	132,461	97,156
Time deposits with banks	14,919	9,659
Restricted interest-earning deposits (includes $7.6 and $10.0 million at September 30, 2019, and	7,576	14,045
December 31, 2018, respectively, related to consolidated VIEs)
Investment securities (amortized cost of $10.2 million and $11.2 million at	10,222	10,956
September 30, 2019 and December 31, 2018, respectively)
Net investment in leases and loans:
Leases	456,528	489,299
Loans	597,181	527,541
Net investment in leases and loans, excluding allowance for credit losses	1,053,709	1,016,840
(includes $91.9 million and $150.2 million at September 30, 2019 and December 31, 2018, respectively, related to consolidated VIEs)
Allowance for credit losses	(19,211)	(16,100)
Total net investment in leases and loans	1,034,498	1,000,740
Intangible assets	7,690	7,912
Goodwill	6,735	7,360
Operating lease right-of-use assets	9,071	—
Property and equipment, net of allowance	6,266	4,317
Property tax receivables	5,889	5,245
Other assets	12,089	9,656
Total assets	$1,247,416	$1,167,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$869,257	$755,776
Long-term borrowings related to consolidated VIEs	91,739	150,055
Operating lease liabilities	9,745	—
Other liabilities:
Sales and property taxes payable	6,104	3,775
Accounts payable and accrued expenses	32,295	36,369
Net deferred income tax liability	29,489	22,560
Total liabilities	1,038,629	968,535

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,154,661 and 12,367,724 shares issued and outstanding at September 30, 2019 and	122	124
December 31, 2018, respectively
Additional paid-in capital	80,228	83,498
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive income (loss)	89	(44)
Retained earnings	128,350	114,935
Total stockholders’ equity	208,787	198,511
Total liabilities and stockholders’ equity	$1,247,416	$1,167,046

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	(Dollars in thousands, except per-share data)

Interest income	$27,708	$24,836	$80,673	$72,079
Fee income	3,869	3,930	11,418	11,765
Interest and fee income	31,577	28,766	92,091	83,844
Interest expense	6,561	4,955	18,931	12,065
Net interest and fee income	25,016	23,811	73,160	71,779
Provision for credit losses	7,662	4,893	17,781	13,761
Net interest and fee income after provision for credit losses	17,354	18,918	55,379	58,018

Non-interest income:
Insurance premiums written and earned	2,230	2,047	6,538	5,979
Other income	8,132	2,401	23,973	8,330
Non-interest income	10,362	4,448	30,511	14,309
Non-interest expense:
Salaries and benefits	10,897	10,292	34,817	29,842
General and administrative	6,092	5,445	25,514	18,465
Non-interest expense	16,989	15,737	60,331	48,307
Income before income taxes	10,727	7,629	25,559	24,020
Income tax expense	3,281	1,723	6,857	5,462
Net income	$7,446	$5,906	$18,702	$18,558

Basic earnings per share	$0.61	$0.48	$1.52	$1.49
Diluted earnings per share	$0.60	$0.47	$1.51	$1.49

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Dollars in thousands, except per-share data)		(Dollars in thousands, except per-share data)

Net income as reported	7,446	5,906	18,702	18,558
Deduct:
Reversal of charges in connection with executive separation	-	-	218	-
Charges in connection with executive separation	-	(631)		(631)
Charge in connection with workforce reorganization	-	-	(311)	-
Tax effect	-	162	24	162
Total adjustments, net of tax	- 0	(469)	(69)	(469)
Net Income on an adjusted basis	$7,446	$6,375	$18,771	$19,027

Diluted earnings per share as reported	$0.60	$0.47	$1.51	$1.49
Diluted earnings per share on an adjusted basis	$0.60	$0.51	$1.52	$1.52
Return on Average Assets as reported	2.34%	2.04%	2.00%	2.27%
Return on Average Assets on an adjusted basis	2.34%	2.20%	2.01%	2.32%
Return on Average Equity as reported	14.58%	12.36%	12.38%	13.31%
Return on Average Equity on an adjusted basis	14.58%	13.35%	12.43%	13.65%

Efficiency Ratio numerator as reported	16,989	15,737	60,331	48,307
Adjustements to Numerator:
Expense adjustments as seen in Net Income reconcilaition above	-	(631)	(93)	(631)
Acquisition related expenses	(670)	(495)	(2,142)	(1,219)
pass-through expenses	(9)	-	(6,251)	-
Efficiency ratio numerator on an adjusted basis	$16,310	$14,611	$51,845	$46,457
Adjustments to Denominator:
Efficiency Ratio denominator as reported	35,378	28,259	103,671	86,088
pass-through revenue	42	-	(5,680)	-
Efficiency Ratio denominator on an adjusted basis	$35,420	$28,259	$97,991	$86,088

Efficiency Ratio as reported	48.02%	55.69%	58.19%	56.11%
Efficiency Ratio on an adjusted basis	46.05%	51.70%	52.91%	53.96%

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	9/30/18	12/31/18	3/31/19	6/30/19	9/30/19

Net Income:
Net Income	$5,906	$6,422	$5,141	$6,115	$7,446

Annualized Performance Measures:
Return on Average Assets	2.04%	2.28%	1.69%	1.94%	2.34%
Return on Average Stockholders' Equity	12.36%	13.16%	10.45%	12.05%	14.58%

EPS Data:
Net Income Allocated to Common Stock	$5,808	$6,322	$5,069	$6,041	$7,357
Number of Shares - Basic	12,214,913	12,202,652	12,165,646	12,184,996	12,054,944
Basic Earnings per Share	$0.48	$0.52	$0.42	$0.50	$0.61

Number of Shares - Diluted	12,296,726	12,286,748	12,252,116	12,266,851	12,167,962
Diluted Earnings per Share	$0.47	$0.51	$0.41	$0.49	$0.60

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$35,469	$40,381	$43,565	$49,038	$41,556
Indirect Originations	$137,605	$159,534	$149,875	$160,279	$139,472
Total Originations	$173,074	$199,915	$193,440	$209,317	$181,028

Equipment Finance Originations	$153,503	$180,116	$169,831	$181,824	$154,781
Working Capital Loans Originations	$19,571	$19,799	$23,609	$27,493	$26,247
Total Originations	$173,074	$199,915	$193,440	$209,317	$181,028

Assets originated for sale in the period	$3,890	$11,905	$11,298	$18,025	$18,174
Assets referred in the period	$2,540	$4,451	$3,617	$4,140	$2,408
Total Sourced Originations	$179,504	$216,271	$208,355	$231,482	$201,610
Assets sold in the period	$40,986	$58,138	$52,867	$57,640	$85,425

Implicit Yield on Direct Originations	22.39%	21.79%	23.09%	23.09%	24.38%
Implicit Yield on Indirect Originations	10.29%	9.97%	9.76%	9.85%	10.10%
Total Implicit Yield on Total Originations	12.77%	12.36%	12.76%	12.95%	13.38%

Implicit Yield on Equipment Finance Originations	9.96%	9.68%	9.59%	9.71%	9.57%
Implicit Yield on Working Capital Loans Originations	34.85%	36.67%	35.55%	34.34%	35.81%

# of Leases / Loans Equipment Finance	7,603	7,873	7,467	7,648	6,836
Equipment Finance Approval Percentage	57%	59%	58%	55%	53%
Average Monthly Equipment Finance Sources	1,174	1,140	1,074	1,149	1,067

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearling liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	9/30/18	12/31/18	3/31/19	6/30/19	9/30/19

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.37%	10.28%	10.36%	10.50%	10.57%
Fee Income	1.64%	1.68%	1.62%	1.36%	1.48%
Interest and Fee Income	12.01%	11.96%	11.98%	11.86%	12.05%
Interest Expense	2.07%	2.20%	2.39%	2.48%	2.50%
Net Interest and Fee Margin (NIM)	9.94%	9.76%	9.59%	9.38%	9.55%

Cost of Funds (1)	2.15%	2.43%	2.49%	2.60%	2.63%

Interest Income Equipment Finance	$21,489	$21,590	$21,722	$22,390	$22,355
Interest Income Working Capital Loans	$2,626	$2,824	$3,228	$3,767	$4,389

Average Total Finance Receivables	$957,755	$970,785	$999,432	$1,031,774	$1,048,798
Average Net Investment Equipment Finance	$925,900	$937,004	$960,501	$986,075	$995,346
Average Working Capital Loans	$31,855	$33,781	$38,931	$45,699	$53,452

End of Period Net Investment Equipment Finance	$937,897	$965,351	$981,664	$1,012,463	$980,799
End of Period Working Capital Loans	$32,528	$35,389	$41,526	$49,808	$53,699
Total Owned Net Investment in Leases and Loans (2)	$970,425	$1,000,740	$1,023,190	$1,062,271	$1,034,498

Total Assets Serviced for Others	$128,539	$164,029	$192,731	$213,797	$264,226

Total Managed Assets	$1,098,964	$1,164,769	$1,215,921	$1,276,068	$1,298,724

Average Total Managed Assets	$1,071,246	$1,117,069	$1,177,812	$1,229,588	$1,278,394

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	1.02%	1.09%	1.11%	1.05%	1.28%
30+ Days Past Due Delinquencies	$11,270	$12,295	$12,849	$12,594	$14,916

60+ Days Past Due Delinquencies	0.57%	0.65%	0.66%	0.64%	0.84%
60+ Days Past Due Delinquencies	$6,244	$7,292	$7,626	$7,686	$9,783

Equipment Finance
30+ Days Past Due Delinquencies	1.02%	1.08%	1.13%	1.08%	1.28%
30+ Days Past Due Delinquencies	$10,913	$11,803	$12,565	$12,354	$14,176

60+ Days Past Due Delinquencies	0.57%	0.65%	0.68%	0.67%	0.88%
60+ Days Past Due Delinquencies	$6,137	$7,100	$7,626	$7,686	$9,756

Working Capital Loans
15+ Days Past Due Delinquencies	1.17%	1.44%	1.41%	0.52%	1.89%
15+ Days Past Due Delinquencies	$394	$526	$605	$268	$1,043

30+ Days Past Due Delinquencies	1.06%	1.35%	0.66%	0.47%	1.34%
30+ Days Past Due Delinquencies	$357	$492	$284	$240	$740

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearling liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	9/30/18	12/31/18	3/31/19	6/30/19	9/30/19

Portfolio Asset Quality:
Net Charge-offs - Total Finance Receivables	$4,546	$5,578	$4,581	$4,861	$5,228
% on Average Total Finance Receivables
Annualized	1.90%	2.30%	1.83%	1.88%	1.99%

Net Charge-offs - Equipment Finance	$4,194	$5,132	$3,927	$4,310	$5,038
% on Average Net Investment in Equipment Finance
Annualized	1.81%	2.19%	1.64%	1.75%	2.02%

Net Charge-offs - Working Capital Loans	$352	$446	$654	$551	$190
% of Average Working Capital Loans
Annualized	4.42%	5.28%	6.72%	4.82%	1.42%

Total Allowance for Credit Losses	$15,917	$16,100	$16,882	$16,777	$19,211
% of Total Finance Receivables	1.65%	1.62%	1.66%	1.59%	1.86%
% of 60+ Delinquencies	254.92%	220.79%	221.37%	218.28%	196.37%

Allowance for Credit Losses - Equipment Finance	$14,498	$14,633	$15,198	$14,837	$17,115
% of Net Investment Equipment Finance	1.55%	1.52%	1.56%	1.47%	1.75%
% of 60+ Delinquencies	236.24%	206.10%	199.28%	193.03%	175.43%

Allowance for Credit Losses - Working Capital Loans	$1,419	$1,467	$1,684	$1,940	$2,096
% of Total Working Capital Loans	4.22%	4.02%	3.94%	3.79%	3.80%

Non-accrual - Equipment Finance	$3,392	$3,720	$4,390	$4,282	$7,209
Non-accrual - Equipment Finance	0.32%	0.34%	0.39%	0.37%	0.65%

Non-accrual - Working Capital Loans	$217	$492	$284	$248	$740
Non-accrual - Working Capital Loans	0.65%	1.35%	0.66%	0.48%	1.34%

Non-accrual - Total Finance Receivables	$3,609	$4,212	$4,674	$4,530	$7,949
Non-accrual - Total Finance Receivables	0.33%	0.37%	0.40%	0.38%	0.68%

Restructured - Total Finance Receivables	$3,456	$3,636	$3,363	$3,122	$2,533

Expense Ratios:
Salaries and Benefits Expense	$10,292	$9,908	$11,451	$12,469	$10,897
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	4.30%	4.08%	4.58%	4.83%	4.16%

Total personnel end of quarter	339	341	352	356	348

General and Administrative Expense	$5,445	$6,450	$13,354	$6,068	$6,092
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.27%	2.66%	5.34%	2.35%	2.32%
Adjusted General and Administrative Expense
Annualized % of Avg. Fin. Recbl. (3)	2.25%	2.57%	2.75%	2.26%	2.23%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearling liabilities, annualized
2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.

MARLIN BUSINESS SERVICES CORP. AND SUBSIDIARIES
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	9/30/18	12/31/18	3/31/19	6/30/19	9/30/19

Expense Ratios:
Non-Interest Expense/Average Total Managed Assets	5.88%	5.86%	8.42%	6.03%	5.32%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	5.46%	5.61%	6.14%	5.68%	5.10%

Efficiency Ratio	55.69%	53.11%	67.20%	59.07%	48.02%
Adjusted Efficiency Ratio (4)	51.70%	50.90%	57.80%	55.78%	46.05%

Balance Sheet:

Assets
Investment in Leases and Loans	$966,659	$996,384	$1,019,311	$1,057,726	$1,032,868
Initial Direct Costs and Fees	19,683	20,456	20,761	21,322	20,841
Reserve for Credit Losses	(15,917)	(16,100)	(16,882)	(16,777)	(19,211)
Net Investment in Leases and Loans	$970,425	$1,000,740	$1,023,190	$1,062,271	$1,034,498
Cash and Cash Equivalents	88,448	97,156	140,942	139,731	132,461
Restricted Cash	10,049	14,045	13,174	8,152	7,576
Other Assets	57,811	55,105	69,409	69,829	72,881
Total Assets	$1,126,733	$1,167,046	$1,246,725	$1,279,983	$1,247,416

Liabilities
Deposits	700,107	755,776	840,167	888,561	869,257
Total Debt	174,519	150,055	129,171	109,637	91,739
Other Liabilities	58,564	62,704	75,737	76,231	77,633
Total Liabilities	$933,190	$968,535	$1,045,075	$1,074,429	$1,038,629

Stockholders' Equity
Common Stock	$124	$124	$123	$123	$122
Paid-in Capital, net	83,315	83,496	83,213	82,724	80,226
Other Comprehensive Income (Loss)	(149)	(44)	(4)	48	89
Retained Earnings	110,253	114,935	118,318	122,659	128,350
Total Stockholders' Equity	$193,543	$198,511	$201,650	$205,554	$208,787

Total Liabilities and
Stockholders' Equity	$1,126,733	$1,167,046	$1,246,725	$1,279,983	$1,247,416

Capital and Leverage:
Equity	$193,543	$198,511	$201,650	$205,554	$208,787
Debt to Equity	4.52	4.56	4.81	4.86	4.60
Equity to Assets	17.18%	17.01%	16.17%	16.06%	16.74%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	15.57%	16.38%	15.41%	15.24%	15.28%
Common Equity Tier 1 Risk-based Capital	17.46%	17.50%	17.25%	17.01%	17.72%
Tier 1 Risk-based Capital	17.46%	17.50%	17.25%	17.01%	17.72%
Total Risk-based Capital	18.72%	18.76%	18.50%	18.26%	18.98%

Notes and Footnotes:
(1) COF is defined as interest expense for the period divided by average interest bearling liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures. See schedule for details.
**Equipment Finance consists of equipment leases and loans; Working Capital Loans consist of small business loans.